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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Shore Oil Company:

We consent to the inclusion of our report dated April 18, 1997, with respect to the consolidated balance sheets of Shore Oil Company and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the Form 8-K of Middle Bay Oil Company, Inc. dated June 20, 1997.


                               KPMG Peat Marwick LLP


Houston, Texas
August 29, 1997